Exhibit 4.2

Government of Canada | Gouvernement du Canada

# Certificate of Amendment

***Canada Business Corporations Act***

# Certificat de modification

***Loi canadienne sur les sociétés par actions***

SUNOPTA INC.

Corporate name / Dénomination sociale

446225-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Director / Directeur

2016-10-07

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Government of Canada | Gouvernement du Canada

# Form 4
# Articles of Amendment
*Canada Business Corporations Act (CBCA) (s. 27 or 177)*

# Formulaire 4
# Clauses modificatrices
*Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)*

1 Corporate name
Dénomination sociale
SUNOPTA INC.

2 Corporation number
Numéro de la société
446225-4

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Robert McKeracher

Robert McKeracher
905-821-9669

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)

SCHEDULE

The Articles of the Corporation are amended as follows:

            (a)        by increasing the authorized capital of the Corporation by the creation of an unlimited number of Special Shares, Series 1;

            (b)      by providing that, after giving effect to the foregoing, the authorized capital of the Corporation shall consist of:

            (i)        an unlimited number of common shares;

            (ii)      an unlimited number of special shares issuable in series; and

            (iii)     an unlimited number of Special Shares, Series 1;

            (c)      by providing that the Special Shares, Series 1 shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule A attached hereto.

Schedule A
SPECIAL SHARES, SERIES 1 PROVISIONS

            The first series of special shares shall consist of an unlimited number of shares designated as the Special Shares, Series 1. The rights, privileges, restrictions and conditions attaching to the Special Shares, Series 1 are as follows:

1.         Definitions

            Where used in these Special Shares, Series 1 Provisions, the following terms shall, unless there is something in the context otherwise inconsistent therewith, have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)	"Act" means the Canada Business Corporations Act ;

(b)

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Person, whether through the ownership of voting securities, by contract, or otherwise;

(c)	"Beneficial Ownership Exchange Cap" has the meaning given to that term in the terms of the Preferred Shares;

(d)	"Common Shareholders" means the holders from time to time of Common Shares;

(e)	"Common Shares" means the common shares in the capital of the Corporation;

(f)	"Holders" means the Investors and their Affiliates;

(g)	"Investors" means collectively, Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P.;

(h)	"Issuer" means SunOpta Foods, Inc., a corporation existing under the laws of the State of Delaware;

(i)

"person" includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a governmental entity or other entity, whether or not having legal status;

(j)	"Preferred Shares" means shares of Series A Preferred Stock issued by the Issuer and beneficially owned or controlled by the Holders;

(k)	"Redemption Amount" means the sum of US $0.00001 per Special Voting Share;

(l)

"Shareholder Approval" means the approval of the Common Shareholders at a Meeting to remove the Beneficial Ownership Exchange Cap and the Voting Cap and to waive the application of the Shareholder Rights Plan to the acquisition by the Holders of beneficial ownership of the Special Voting Shares and those Common Shares which are issuable or deliverable to the Holders upon exchange of the Preferred Shares;

(m)

"Shareholder Rights Plan" means the amended and restated shareholder rights plan agreement dated as of November 10, 2015 between the Corporation and American Stock Transfer and Trust Company, LLC, as rights agent, as the same may be amended or replaced, from time to time; and

(n)	"Voting Cap" has the meaning given to it in the Voting Trust Agreement dated October 7, 2016 between the Investors, the Corporation, the Issuer and the trustee named therein.

2.        Dividends

            No dividends shall be payable to the holder of the Special Shares, Series 1.

3.        Voting Rights

            (a)        Except as otherwise provided by law or herein, the holder of the Special Shares, Series 1 shall be entitled to attend all shareholder meetings of the Corporation which the Common Shareholders are entitled to attend (a "Meeting") and to vote on all matters submitted to a vote of the Common Shareholders at any such Meeting. Each Special Share, Series 1 shall entitle the holder thereof to one vote for each Special Share, Series 1 held. The Special Shares, Series 1 and the Common Shares shall vote together as a single class.

            (b)        The holder of the Special Shares, Series 1 shall be entitled to receive copies of all notices and other materials sent by the Corporation to its Common Shareholders relating to Meetings. All such notices and other materials shall be sent to the holder of the Special Shares, Series 1 concurrently with delivery to the Common Shareholders.

            (c)        Notwithstanding Section 3.1(a), the holder of the Special Shares, Series 1 shall not be entitled to vote on any matters submitted to a vote of the Common Shareholders at a Meeting:

(i)	to obtain the Shareholder Approval; or

(ii)	in respect of any amendment, waiver, renewal or replacement of the Shareholder Rights Plan.

4.        Redemption

                   At such time as no Preferred Shares are held by the Holders, the Special Shares, Series 1 shall automatically be redeemed and cancelled, without any requirement for notice of such redemption to be given to the holder of the Special Shares, Series 1. The Corporation shall thereupon pay the Redemption Amount to such holder by cheque mailed to the address of such holder as shown on the records of the Corporation.

5.        Liquidation

                   In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holder of the Special Shares, Series 1 shall be entitled to receive the Redemption Amount from the assets and property of the Corporation before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common Shares or shares of any other class ranking junior to the special shares.